Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)

For Tender of Shares of Common Stock

of

THE CHARLES SCHWAB CORPORATION

Pursuant to its Offer to Purchase

Dated July 3, 2007 CUSIP No. 808513-10-5

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON TUESDAY, JULY 31, 2007, UNLESS THE OFFER IS EXTENDED.

As set forth in Section 3 of the Offer to Purchase (as defined below), this Notice of Guaranteed Delivery must be used to accept the Offer (as defined below) if (1) certificates representing your shares of common stock, par value $0.01 per share, of The Charles Schwab Corporation, a Delaware corporation, are not immediately available or cannot be delivered to the depositary prior to the Expiration Time (as defined in the Offer to Purchase), (2) the procedures for book-entry transfer cannot be completed before the Expiration Time or (3) time will not permit all required documents to reach the depositary prior to the Expiration Time. This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand or transmitted by facsimile transmission or mailed to the depositary. See Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.

The Depositary for the Offer is:

WELLS FARGO BANK, N.A.

By Mail:	By Facsimile Transmission: (For Eligible Institutions Only)	By Hand or Overnight Courier:

Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Shareowner Services	Shareowner Services	Shareowner Services
Voluntary Corporate Actions		Voluntary Corporate Actions
P.O. Box 64854	Facsimile: (651) 450-2452	161 North Concord Exchange
St. Paul, Minnesota 55164-0854	To Confirm: (800) 468-9716	South St. Paul, Minnesota 55075

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF THIS NOTICE TO A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE PROPER DELIVERY TO THE DEPOSITARY. DELIVERIES TO THE CHARLES SCHWAB CORPORATION, THE DEALER MANAGER OR THE INFORMATION AGENT WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE PROPER DELIVERY. FOR THIS NOTICE TO BE PROPERLY DELIVERED, IT MUST BE RECEIVED BY THE DEPOSITARY AT ONE OF THE ABOVE ADDRESSES OR FACSIMILE NUMBER BEFORE THE OFFER EXPIRES.

The method of delivery of this Notice of Guaranteed Delivery is at the sole election and risk of the tendering stockholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

This Notice is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Offer to Purchase) under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to The Charles Schwab Corporation, a Delaware corporation (the “Company”), at the price per share indicated in this Notice of Guaranteed Delivery, net to seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions set forth in the Offer to Purchase dated July 3, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal (which as amended or supplemented from time to time, together constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares as set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of shares to be tendered:              shares*

*	Unless otherwise indicated, it will be assumed that all Company shares held by the undersigned are to be tendered.

PRICE (IN DOLLARS) PER SHARE

AT WHICH SHARES ARE BEING TENDERED

(SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

Check only one box under (1) or (2) below. If more than one box or if no box is checked, there is no proper tender of shares.

1.	Shares Tendered at Price Determined in the Tender Offer

[ ]	The undersigned wants to maximize the chance of having the Company accept for purchase all of the shares that the undersigned is tendering (subject to the possibility of proration). Accordingly, BY CHECKING THIS BOX INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. This action may have the effect of lowering the purchase price and could result in the tendered shares being purchased at the minimum price of $19.50 per share.

OR

2.	Shares Tendered at Price Determined by Stockholder

[ ]	By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined in the Tender Offer,” the undersigned hereby tenders shares at the purchase price checked. This action could result in none of the shares being purchased if the purchase price determined by the Company is less than the price checked below. If the purchase price determined by the Company is equal to or greater than the price checked below, then the shares purchased by the Company will be purchased at the purchase price. A stockholder who desires to tender shares at more than one purchase price must complete a separate Notice of Guaranteed Delivery and Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

[ ] $19.50	[ ] $20.10	[ ] $20.70	[ ] $21.30	[ ] $21.90	[ ] $22.50
[ ] $19.60	[ ] $20.20	[ ] $20.80	[ ] $21.40	[ ] $22.00
[ ] $19.70	[ ] $20.30	[ ] $20.90	[ ] $21.50	[ ] $22.10
[ ] $19.80	[ ] $20.40	[ ] $21.00	[ ] $21.60	[ ] $22.20
[ ] $19.90	[ ] $20.50	[ ] $21.10	[ ] $21.70	[ ] $22.30
[ ] $20.00	[ ] $20.60	[ ] $21.20	[ ] $21.80	[ ] $22.40

ODD LOTS

(See Instruction 6 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the Expiration Time, an aggregate of fewer than 100 shares. The undersigned either (check one box):

[ ]	is the beneficial or record owner of an aggregate of fewer than 100 shares (not including any shares held as part of the undersigned’s holdings in the 401(k) Equity Unit Fund or Employee Stock Ownership Plan Equity Unit Fund in the Company’s SchwabPlan Retirement Savings and Investment Plan), all of which are being tendered; or

[ ]	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

In addition, the undersigned is tendering shares either (check one box):

[ ]	at the purchase price, as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per share above); or

[ ]	at the price per share indicated under the caption “Shares Tendered at Price Determined by Stockholder” in the box entitled “Price (in Dollars) Per Share at Which Shares are Being Tendered” above in this Notice.

CONDITIONAL TENDER

(See Instruction 7 of the Letter of Transmittal)

A stockholder may tender shares subject to the condition that a specified minimum number of the stockholder’s shares tendered must be purchased if any such shares so tendered are purchased, as described in Section 6 of the Offer to Purchase. Unless the Company purchases the minimum number of shares indicated below in the Offer, it will not purchase any of the shares tendered by such stockholder. It is the responsibility of the tendering stockholder to calculate that minimum number of shares that must be purchased if any such shares are to be purchased, and each stockholder is urged to consult his or her own tax advisor before completing this section. Unless the box below has been checked and a minimum number of shares is specified, the tender will be deemed unconditional.

[ ]	The minimum number of shares that must be purchased, if any are purchased, is:

             shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have properly tendered all of his or her shares and checked the box below.

[ ]	The tendered shares represent all shares held by the undersigned.

Certificate Nos. (if available):

Name(s) of Record Holder(s):
(PLEASE PRINT)

Address(es):

(INCLUDING ZIP CODE)

Daytime Area Code and Telephone Number:

Signature(s):

Dated: , 2007

If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:

Name of Tendering Institution:

Account Number at Book-Entry Transfer Facility:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE

(Not to be Used for Signature Guarantee)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an agent’s message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

The eligible institution that completes this form must communicate the guarantee to the depositary and must deliver the Letter of Transmittal and certificates for shares to the depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm:

Authorized Signature:

Name:
(PLEASE PRINT)

Title:

Address:

(INCLUDING ZIP CODE)

Zip Code:

Area Code and Telephone Number:

Dated: , 2007

Note: Do not send certificates for shares with this Notice.

Certificates for shares should be sent with your Letter of Transmittal.

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